SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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GAI MESIROW INSIGHT FUND, LLC
 (Name of Registrant as Specified In Its Charter)

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GAI MESIROW INSIGHT FUND, LLC
401 SOUTH TRYON STREET
CHARLOTTE, NC 28202

September 25, 2015

Dear Members:

This Information Statement of GAI Mesirow Insight Fund, LLC (the “Fund”) is being furnished on behalf of the Fund’s Board of Managers (the “Board” and each member, a “Manager”).  The Fund is a Delaware limited liability company, registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company.  This Information Statement is to inform members of the Fund (“Members”) of the Fund’s upcoming reorganization with and into GAI Corbin Multi-Strategy Fund, LLC (the “Corbin Fund”), also a Delaware limited liability company registered under the 1940 Act as a closed-end management investment company, to form a single fund (the “Reorganization”).

This information statement communicates the material facts related to the Reorganization.  Although the Fund and the Corbin Fund (collectively the “Funds”) are similar, certain differences in each investment company’s policies and operations could materially impact current Members.  This Information Statement is being delivered to Members of record as of September 4, 2015, (the “Record Date”) on or about September 25, 2015.

Approval of the Reorganization would ordinarily require a proxy statement soliciting the approval of the Members.  To become effective, the Reorganization must be approved by a “majority of the outstanding voting securities” (as defined in the 1940 Act and the rules thereunder) held by Members.  However, certain Members whose aggregate beneficial interests (“Interests”) in the Fund represent a majority of the Fund’s net asset value have communicated to the Fund their intent to approve the Reorganization. The size of those Members’ holdings in the Fund is such that the vote of those Members necessarily determines the outcome of any vote.  As a result, the Fund is filing this Information Statement in lieu of a proxy statement.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

All Members will have the right to vote their Interests at a special meeting of the Members held on October 27, 2015 (the “Member Meeting”).   The Member Meeting will be held at 10 a.m. Eastern Time at the offices of the Fund, located at: 401 South Tryon Street, South End Conference Room, 2nd Floor, Charlotte, NC  28202, but the outcome of such vote is predetermined by the principal Members.

This Information Statement is being mailed to Members on or about September 25, 2015, or at least twenty (20) days before the Reorganization becomes effective.

I encourage you to read the enclosed Information Statement, which provides, among other information, details regarding the Reorganization.  Thank you for your confidence and support.

Very truly yours,

/s/ Adam Taback
Name:	Adam Taback
Title:	President
GAI Mesirow Insight Fund, LLC

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- iii -

UPCOMING REORGANIZATION OF GAI MESIROW INSIGHT FUND, LLC WITH AND INTO GAI
CORBIN MULTI-STRATEGY FUND, LLC

I.      BACKGROUND AND REASONS FOR REORGANIZATION
At the third quarter Board meeting held on September 10, 2015, the Board of Managers (the “Board”), including all Managers who are not “interested persons” of the GAI Mesirow Insight Fund (the “Fund”) within the meaning of the 1940 Act (“Independent Managers”), unanimously approved the Reorganization of the Fund (the “Reorganization”).  The Fund will be Reorganized with and into the GAI Corbin Multi-Strategy Fund, LLC (the “Corbin Fund”).  At the meeting, the Board discussed Corbin Capital Partners, L.P., a Delaware limited partnership, registered as an investment adviser under the Advisers Act, (the “Corbin Subadviser”), and its management of the Corbin Fund’s investments in collective investment vehicles, commonly referred to as “hedge funds” (“Investment Funds”) in its role as Subadvisor to the Corbin Fund.  The Board noted the investment process is substantially the same as the Fund’s current investment process with Mesirow Advanced Strategies L.L.C., an Illinois Corporation (the “Subadviser”).  The Board noted that WFII (“WFII” or “Adviser”) serves in the same role for the Fund and the Corbin Fund.

The Board of each Fund determined that the Reorganization would be in the best interests of such Fund and that the Members would not be diluted as a result of the Reorganization. WFII, currently the Adviser to the Fund, will remain as the Adviser to the combined Corbin Fund, and the Corbin Fund and WFII will continue to use many of the same investment strategies as the Fund currently implements.

The Board also took into account that the Funds’ expose their Members to similar types of risk and implementing substantially similar investment strategies and objectives and that the Corbin Fund has outperformed the Fund. In addition, certain future expenses associated with the combined Corbin Fund, including those associated with a future lower management fee and the Expense Limitation Agreement between WFII and the Corbin Fund dated January 1, 2016 and expiring on December 31, 2016 (the “Corbin Fund’s Expense Limitation Agreement”) are expected to be lower for Members in the combined Corbin Fund.  See “XII. Summary of Fees.”  The larger pool of assets in the combined Corbin Fund could result in potential economies of scale and additional decreases in expenses for Members.

The Fund believes that the Reorganization will be characterized for federal income tax purposes as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986 (the “Code”). The federal income tax consequences with respect to the Reorganization will depend upon the particular facts in existence prior to and at the time of the Reorganization.  In addition, the application of certain aspects of the federal income tax law to the proposed Reorganization is unclear and subject to alternative interpretations.

The Board of each Fund concluded that the Reorganization is in the best interests of such Fund and its respective Members.  In reaching this conclusion, the Board considered: (i) the Corbin Fund investment objective and strategies, which like the Fund, seek to achieve a consistent return with limited correlation to the overall equity market; (ii) the Corbin Fund’s strategy of primarily investing in Investment Funds, as the Fund does; (iii) the Corbin Fund’s future lower management fee, the Expense Limitation Agreement and the lower expected expenses Members will bear as Corbin Fund Members; (iv) the potential of pooling a greater number of assets as the combined Corbin Fund, which could allow for economies of scale to reduce future expenses and allow WFII to run the Corbin Fund in a more efficient manner; and (v) the Corbin Fund’s outperformance in relation to the Fund over a  prolonged period.

For the reasons described above, the Board, including the Independent Managers, approved the Reorganization.

II.     AGREEMENT AND PLAN OF REORGANIZATION
The Agreement and Plan of Reorganization (the “Plan”) provides that the Corbin Fund will acquire all of the assets of the Fund in exchange for the assumption by the Corbin Fund of all of the liabilities of the Fund and for the issuance of Interests in the Corbin Fund to Members of the Fund.  The following discussion of the Plan is qualified in its entirety by the full text of the Plan for the Fund, the form of which is attached as Exhibit A to this Information Statement.

As described above, both Funds are limited liability companies that are duly organized, validly existing, and in good standing under the laws of the State of Delaware and are duly registered under the 1940 Act, as a non-diversified closed-end management investment company. It is believed the combined Corbin Fund will continue to qualify as a regulated investment company (“RIC”) through and after the date of the proposed Reorganization.  The Plan provides for (1) the transfer of the Fund’s assets to the Corbin Fund in exchange solely for Interests in the Corbin Fund and the Corbin Fund’s assumption of the Fund’s liabilities, (2) the distribution of those Interests pro rata to Members in exchange for their Interests in the Fund and in liquidation thereof, and (3) the Fund’s termination as described in the Plan. A significant portion of the Corbin Fund’s portfolio consists of investments in interests in Investment Funds organized outside the United States that are treated as corporations for U.S. tax purposes and that are treated as passive foreign investment companies (“PFICs”) for federal income tax purposes.

The Fund believes that the Reorganization will be characterized for federal income tax purposes as a tax-free reorganization under Section 368(a) of the Code. The federal income tax consequences with respect to the Reorganization will depend upon the particular facts in existence prior to and at the time of the Reorganization.  In addition, the application of certain aspects of the federal income tax law to the proposed Reorganization is unclear and subject to alternative interpretations.

The Board, including a majority of the the Independent Managers, (1) has duly adopted the Plan, duly approved the transactions contemplated thereby, and duly authorized the Fund’s performance and consummation of the Reorganization and (2) has determined that participation in the Reorganization is in the best interests of the Fund and that the Interests of the existing Members thereof will not be diluted as a result of the Reorganization.

The Fund has two issued and outstanding classes of interest, Class A beneficial interests and Class I beneficial interests (“Class A Interests” and “Class I Interests”, respectively, and together, “Interests”).  The Corbin Fund also has two issued and outstanding classes of interests, Corbin Fund Class A beneficial interests and Corbin Fund Class I beneficial interests (“Corbin Fund Class A Interests” and “Corbin Fund Class I Interests”, respectively, and together, “Corbin Fund Interests”).  The rights, powers, privileges, and obligations of the Funds’ similarly designated Interests are substantially similar.

The consummation of the Reorganization is subject to the conditions set forth in the Plan, any one of which may be waived. The Plan may be terminated and the Reorganization abandoned at any time, before or after approval by the Managers of the Fund, prior to the Exchange Date, by mutual consent of the Fund and the Corbin Fund.

The costs of the Reorganization will be borne by the respective Funds. In addition to the different fees explained within this information statement, Members will bear the cost associated with the Reorganization. All legal, advisory and administrative costs associated with the preparation and the execution of this Reorganization will be borne by the Members.

III.      FUNDAMENTAL INVESTMENT POLICIES
Background

Investment policies that can only be changed by a vote of the Members are considered “fundamental.” The 1940 Act requires that certain policies, including those dealing with industry concentration, diversification, borrowing money, underwriting securities of other issuers, purchasing or selling real estate or commodities, making loans and issuing of senior securities, be fundamental.  The Fund has adopted fundamental policies that are substantially the same as those of the Corbin Fund except as noted below.

Corbin Fundamental Investment Policies

The Corbin Fund and the Fund share the same fundamental investment policies, with the exception of slightly different language in the Fund’s fundamental investment policy relating to commodities. The Fund’s policy provides that the Fund will not: “Invest directly in commodities or commodity contracts.  This does not prevent the Fund from purchasing and selling foreign currency, options, futures and forward contracts, including those related to indices, and options on indices, and the Fund may invest in Investment Funds that invest in commodities and/or commodity contracts.” The Corbin Fund’s fundamental policy on commodities states the Corbin Fund will not: “Invest directly in physical commodities or commodity contracts that are based on physical commodities. This restriction does not prevent the Fund from purchasing and selling swaps, foreign currency, options, futures and forward contracts, including those related to indexes and options on indexes and the Fund may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.” Although the Corbin Fund’s policy differs slightly in its wording, the policies are in substance essentially the same.

IV.      COMPARISON OF INVESTMENT OBJECTIVE AND STRATEGIES
The objective and strategies of the Corbin Fund and the Fund do not differ materially other than set out below:

Category	Mesirow	Corbin
Investment Objective	The investment objective of the Fund is to provide the Members with attractive risk-adjusted returns with moderate volatility and moderate correlation to the broad equity and debt markets.
The investment objective of the Corbin Fund is to achieve a consistent return on capital, with limited correlation with equity market returns over a full market cycle, through investments in a diversified portfolio of securities and other instruments including, but not limited to, securities of United States (“U.S.”) and non-U.S. corporations, U.S. government securities, non-U.S. government securities, partnership interests, money market instruments, derivatives on securities, commodity interests including futures contracts, options, options on futures, other derivatives including swaps, forward contracts, currencies, physical commodities and other instruments.

Direct Investments in addition to investments in Investment Funds
The Fund may conduct certain direct (i.e., not through an Investment Fund) trading activities on behalf of the Fund.  If the Subadviser deems it advisable for the Fund to take a direct position in a security, currency, over-the-counter derivative, or futures contract (or an option on a futures contract) or engage in a swap transaction directly for hedging or portfolio reallocation purposes, the Subadviser may cause the Fund to trade directly in the markets (rather than investing through an Investment Fund).
The Subadviser does not expect direct trading to constitute a significant portion of the Fund’s investment activity over time.  However, in extraordinary circumstances the Fund may have significant direct investments, particularly for hedging purposes.

The Corbin Fund may, in addition to investing in Investment Funds, also make investments directly, including, without limitation, for purposes of hedging certain exposures.  Direct investments may be made by the Corbin Fund independently at the direction of the Corbin Subadviser, and such investments may or may not be made at the same time by other vehicles or accounts managed by the Corbin Subadviser.  Such direct investments may be made in any strategy or asset class in which the Corbin Fund may otherwise invest.  In recent years, the level of the Corbin Subadviser’s overall activity in these direct investments has increased.

Hedging	The Fund may invest directly for hedging purposes.
The hedge overlay program is in place principally to address certain natural limitations specific to managing a portfolio of Investment Funds, in particular terms that make it difficult to respond in a timely and capital efficient manner to a rapidly changing market landscape.  While the Corbin Subadviser does not aim to neutralize Investment Fund exposures, the goal of the program is to marginally reshape existing risk exposures to bring them in line with Corbin Fund’s desired posture given particular portfolio objectives and exposures. The Corbin Fund may deploy a broad range of instruments to implement the hedge overlay program, but historically, the primary instruments have included various types of options (mostly listed equity index options) and credit default swaps.

Implementation of Investment Strategies
To implement each of its strategies, and to construct the Fund’s multi-strategy portfolio, the Subadviser utilizes a portfolio construction and due diligence process. The Subadviser’s process is based on proprietary research, including: (i) analysis of current economic and market environments and likely near-term factors that might impact performance of certain strategies or Investment Funds; (ii) identification of the anticipated risks, rewards, and correlation among investment strategies; (iii) consideration of the liquidity characteristics of a strategy and the liquidity being offered by the Investment Funds implementing the strategy; (iv) identification, evaluation, and selection of Investment Funds; (v) monitoring and ongoing evaluation of Investment Funds and their investment strategies, styles, and performance; and (vi) allocation and reallocation of assets among strategies and Investment Funds.  While quantitative analysis is an integral part of this process, the Subadviser’s allocation decisions will rely extensively on qualitative evaluations and market judgment, and the judgment of the Subadviser’s personnel is essential to the implementation of the Fund’s strategies.

 The Corbin Subadviser pursues the Corbin Fund’s investment objective principally by selecting and investing in, changing allocations to, and/or withdrawing from, Investment Funds. The Corbin Fund’s investments will consist primarily of Investment Funds across a range of strategies.  The Corbin Fund may, in addition to investing in Investment Funds, also make investments directly, including, without limitation, for purposes of hedging certain exposures, as discussed above.  The Fund may maintain a portion of its assets in cash, high quality fixed income securities, money market instruments, shares of money market funds, or overnight repurchase agreements.  While there is no limit on the amount of the Corbin Fund’s assets that may be maintained in cash, the Corbin Subadviser does not intend for such amount to be substantial under normal market conditions and will generally maintain substantial amounts of cash only for defensive or temporary purposes, such as maintaining liquidity for distributions in connection with repurchases by the Corbin Fund.  The Corbin Fund may employ modest cash management leverage.  That leverage is used principally to manage timing mismatches between investments in and withdrawals from Investment Funds and investor cash flows.

Specific Investment Strategies of the Investment Funds
The Fund may select Investment Funds that use a variety of investment strategies.  This includes: Relative Value Strategies, Event Strategies.  Hedged Equity Strategies, Credit Strategies Short-Selling Strategies, Macro and Commodity Strategies and   Multi-Strategy. WFII and the Subadviser anticipate that the Fund will have exposure principally to the strategies listed above.  There is some overlap among the strategies.  WFII and the Subadviser may create and assign new strategy and sub-strategy classifications to reflect their judgment of available strategies and Investment Funds.  Therefore, assigned strategy classifications may change over time.

The Corbin Fund may select Investment Funds that use a variety of investment strategies.  Specific investment strategies that may be employed by the Investment Funds include, but are not necessarily limited to: event driven and distressed investing, relative value, long/short equity and global macro trading.

The Corbin Subadviser pursues the Corbin Fund’s investment objective principally by selecting and investing in, changing allocations to, and/or withdrawing from, Investment Funds. The Corbin Subadviser selects Investment Funds, monitors their performance, and allocates and reallocates assets among them as the Corbin Subadviser, in its discretion, deems advisable, consistent with the investment objective of the Corbin Fund.  The Corbin Subadviser also pursues the Fund’s investment objective through direct investments.

Background

The Fund’s current investments consist primarily of Investment Funds across a range of strategies.  To meet its investment objectives, the Fund builds a portfolio constructed principally by allocating its capital among various Investment Funds. The Subadviser identifies, evaluates, and recommends to WFII investment strategies for the Fund based on a wide range of criteria, including but not limited to: (i) the expected returns from a given strategy during a period of time, the expected variability of those returns, and the expected probability and level of loss in a given strategy; (ii) the anticipated effects of different investment and economic environments on the strategy’s returns; (iii) the cost of implementing a strategy, including transaction costs and fees; and (iv) the extent to which the performance of a strategy is anticipated to correlate with that of other strategies. The Subadviser periodically refines its investment, portfolio construction, and due diligence processes, including the analytical models used to evaluate investment strategies in isolation and in interaction with one another.  The Fund may, in addition to investing in Investment Funds, make investments directly, including for purposes of hedging certain exposures. The Subadviser may cause the Fund to maintain such cash holdings as the Subadviser deems appropriate.

Except as shown in the chart above, the Corbin Fund shares many of the same strategies as the Fund.  Like the Fund, the Corbin Fund primarily invests in Investment Funds across a range of strategies.  The Corbin Subadviser builds a portfolio by allocating capital to the Investment Funds selected by the Corbin Subadviser.  The Corbin Subadviser may cause the Fund to maintain such cash holdings as the Corbin Subadviser deems appropriate.

However, there are some differences between the Funds’ respective investment objectives.  Specifically, the Fund and the Corbin Fund describe their investment objective in slightly different terms.  In the Fund’s private placement memorandum (“PPM”), the investment objective of the Fund is “to provide the Members with attractive risk-adjusted returns with moderate volatility and moderate correlation to the broad equity and debt markets.” Meanwhile, the Corbin Fund seeks to achieve a consistent return on capital, with limited correlation with equity market returns over a full market cycle, through investments in a diversified portfolio of securities and other instruments.”  Each Fund seeks its investment objectives by investing in Investment Funds. The Corbin Fund’s strategies allow for hedging at the portfolio level and emphasize the role direct investments play in improving returns for Members.  The Corbin Fund’s PPM emphasizes the critical role the hedging overlay program plays in the overall investment strategies of the Corbin Fund.  The Fund reserves the right to make direct investments, including for hedging purposes, but deemphasizes the use of hedging as compared to the Corbin Fund. Additionally, the Corbin Subadviser is given full discretion to create the investment portfolio in the manner it believes will best achieve the Corbin Fund’s investment objective.  In contrast, WFII must approve the recommendations made by the Subadviser.

Board Consideration

The Board noted the Corbin Fund’s stronger performance while seeking the substantially same objective and using substantially similar investment strategies. Additionally, the Corbin Fund’s outperformance coincides with the Corbin Fund Members bearing lower expenses than the Fund’s Members.  While past performance is no guarantee of future results, the Board expects Members to benefit from the Corbin Subadviser selecting the Investment Funds.  The Board views the Corbin Fund’s stronger performance as a positive factor in its decision to approve the Reorganization.

V.     EXPENSE LIMITATION AGREEMENT
Background

The Expense Limitation Agreement between WFII and the Fund dated January 1, 2015 (the “Current Expense Agreement”) expires on December 31, 2015. The Current Expense Limitation Agreement limits the total annual expenses of Class A Interests and Class I Interests, excluding the Fund’s borrowing and other investment-related costs and fees, any Investment Fund and investment manager fees and expenses, taxes, litigation and indemnification expenses, judgments and other extraordinary expenses not incurred in the ordinary course of the Fund’s business and any distribution and servicing fees, to up to 1.40% annually of the Fund’s average net assets. This means that with WFII’s management fee, the total expenses of the Fund cannot exceed 2.65% annually of the Fund’s average net assets.1

1 Effective January 1, 2016, the Corbin Fund’s management fee will be 1.10% based on the average monthly net assets of the Corbin Fund. This means that with WFII’s management fee, the total expenses of the Corbin Fund cannot exceed 2.10% annually of the Corbin Fund’s average net assets.

Under the Fund’s Current Expense Limitation Agreement, Class A Interests are subject to class-specific expenses.  Accordingly, members holding Class A Interests will pay (in addition to up to 2.65% in ordinary fund-wide operating expenses) an additional annualized amount of up to 0.75% (the “Investor Distribution and Servicing Fee”) for a total annualized rate of up to 3.40%. Class I Interests have no class-specific expenses.

The Corbin Expense Limitation

The Corbin Fund’s Current Expense Limitation Agreement limits the total annual expenses of Corbin Fund Class A Interests and Class I Interests excluding the Corbin Fund’s borrowing and other investment-related costs and fees, any hedge funds or investment manager fees and expenses, taxes, litigation and indemnification expenses, judgments and other extraordinary expenses not incurred in the ordinary course of the Corbin Fund’s business and any distribution and servicing fees to up to 1.00% annually of the Corbin Fund’s average net assets.  This means that with WFII’s management fee, the total expenses of the Corbin Fund cannot exceed 2.25% annually of the Corbin Fund’s average net assets.  Accordingly, Corbin Fund Members holding Corbin Fund Class A Interests will pay (in addition to up to 2.25% in ordinary fund-wide operating expenses) an additional annualized amount of up to 0.75% (the Investor Distribution and Servicing Fee), for a total of up to 3.00%.  Class I Interests have no class-specific expenses.

As previously discussed, effective January 1, 2016, the Corbin Fund’s management fee will be reduced to 1.10% based on average monthly net assets of the Corbin Fund, meaning that, after the Reorganization, ordinary fund-wide operating expense will be capped at 2.10% annually of average net assets.  Corbin Fund Members holding Corbin Fund Class A Interests will pay (in addition to up to 2.10% in ordinary fund-wide operating expenses) an additional annualized amount of up to 0.75% (the Investor Distribution and Servicing Fee), for a total of up to 2.85%.

For both the Current Expense Limitation Agreement and the Corbin Fund’s Current Expense Limitation Agreement ordinary fund-wide operating expenses exclude each investment company’s borrowing and other investment-related costs, Investment Fund and investment manager fees and expenses, taxes, litigation and indemnification expenses, judgments, other extraordinary expenses not incurred in the ordinary course of each investment company’s business, and the Investor Distribution and Servicing Fee charged to both the Fund’s Class A Interests and the Corbin Fund’s Class A Interests.  Ordinary fund-wide operating expenses include, for the avoidance of doubt, the Management Fee and each investment company’s start-up, offering and organizational expenses.  In addition, WFII is permitted to recover from each investment company expenses it has borne (whether through reduction of its management fee or otherwise) in later periods to the extent that each investment company’s ordinary fund-wide operating expenses (exclusive of the Investor Distribution and Servicing Fee charged to the Fund’s Class A Interests and the Corbin Fund’s Class A Interests) fall below the rate of 2.65% per year in the case of the Fund and 2.25% per year in the case of the Corbin Fund.  Each investment company, however, is not obligated to pay any such amount more than three years after the end of the fiscal year in which WFII deferred a fee or reimbursed an expense.  Any such recovery by WFII will not cause either investment company to exceed the annual limitation rate set forth above.  For the avoidance of doubt, no waiver of fees by WFII shall under any circumstances affect the fees payable to either the Subadviser or the Corbin Fund Subadviser.

Board Consideration

The Board considered the Corbin Fund’s Expense Limitation Agreement, set at 2.25%, and the fact that such expenses will be capped at 2.10%, effective January 1, 2016, as positive factors in its decision to approve the Reorganization. The Fund’s Current Expense Limitation Agreement is set at 2.65%. The Current Expense Limitation Agreement and the Corbin Fund’s Expense Limitation Agreement both provide similar types of services. After the Reorganization, Members are expected to receive the same service levels.

VI.     EARLY WITHDRAWAL FEE
Background

Currently, the Members are not charged an early withdrawal fee.  An early withdrawal fee is imposed when a member withdraws their interests before a specified period of time elapses.  Funds occasionally charge such a fee to discourage and limit members from entering and exiting a fund in a short time period and so the fund does not need to maintain uninvested cash.

Unlike the Fund, the Corbin Fund has adopted a 2% early withdrawal fee. The Corbin Fund applies its early withdrawal fee if the interval between the date of purchase of Interests and the valuation date with respect to the repurchase of such Interests is less than 180 calendar days.  In determining which of the repurchase of Interests is subject to an early withdrawal fee, the Corbin Fund repurchases those Interests held the longest first.

Board Consideration

The Board noted Members will be protected from such early withdrawal fees.  Members will have the interval of time they held their Interests in the Fund added to the time they hold their Corbin Fund Interests post Reorganization.  This process is known as “tacking”.  It is expected that no Members will be adversely affected by the early withdrawal fee as a result of the Reorganization.  As such, the Board approved the Reorganization notwithstanding the early withdrawal fee imposed by the Corbin Fund.

The deadline for Member’s to request repurchase of their Interests before the Reorganization is October 16, 2015.

VII.     HOLDING EXTRA CASH & DIVERTING FROM THE FUND’S INVESTMENT STRATEGIES

Background

As explained more fully under the “Comparison of Investment Objectives and Strategies” section, the Fund typically seeks to achieve its investment objective by allocating its capital to Investment Funds recommended by the Subadviser and approved by WFII.  The Subadviser reserves the right to maintain cash holdings, and the Fund maintains such cash holdings as the Subadviser may from time to time deem to be appropriate.  Those cash holdings may at times comprise a material portion of the Fund’s assets.  The Subadviser may use such cash holdings to fund future anticipated withdrawals or simply because the Subadviser believes that cash is a more advisable investment than any available Investment Fund.  The Fund is expected to hold higher than typical levels of cash leading up to and after the Reorganization.

Diverting from the Fund’s Normal Investment Strategy

Additionally, during the period leading up to the Reorganization the Fund may divert from its normal investment strategies.  Members should note that, in connection with portfolio holdings transition, the Fund will begin liquidating significant positions of the Investment Funds.  As noted previously in this Information Statement, the Funds’ investment objective and investment strategies are substantially similar.  It is anticipated that the Fund will transfer a significant amount of cash to the Corbin Fund at the time of the Reorganization.

Meeting the Needs of Repurchasing Members

In connection with the Reorganization, the Fund may receive a greater than typical amount of requests for repurchase. If the Fund holds higher levels of cash to meet the needs of withdrawing Members, the Fund’s performance could suffer because the Fund will have less capital to invest in the Investment Funds. As a result, there is no guarantee that the Fund will achieve its investment objectives during this time.

After the Reorganization, the combined Corbin Fund may have to hold excess cash.  The Fund may liquidate its holdings in certain of its current Investment Funds, and the combined Corbin Fund may not be able to immediately invest the cash into new Investment Funds. This could cause the Corbin Fund to forgo investment opportunities and prevent the Corbin Fund from achieving its investment objectives.

Board Consideration

Notwithstanding the potential drag on performance and the altered investment strategies, the effect on Members of holding additional cash, if any, will only be temporary.  On balance, the Board believes the Reorganization is in the best interest of the Members.

VIII.     MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION
The following is a general summary of the material anticipated U.S. federal income tax consequences of the Reorganization. The discussion is based upon the Code, Treasury regulations, court decisions, published positions of the Internal Revenue Service (“IRS”) and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion is limited to U.S. persons who hold shares of the Fund as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This summary does not address all of the U.S. federal income tax consequences that may be relevant to a particular Member or to Members who may be subject to special treatment under U.S. federal income tax laws. No ruling has been or will be obtained from the IRS regarding any matter relating to the Reorganization. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects described below.  Members must consult their own tax advisers as to the U.S. federal income tax consequences of the Reorganization, as well as the effects of state, local and non-U.S. tax laws.

The federal income tax consequences with respect to the Reorganization will be dependent upon the particular facts in existence prior to and at the time of the Reorganization. In addition, the application of certain aspects of the federal income tax law to the proposed Reorganization is unclear and subject to alternative interpretations.
The investment companies believe that the Reorganization will be characterized for federal income tax purposes as a tax-free reorganization under Section 368(a) of the Code. The investment companies will receive a tax opinion from K&L Gates LLP as to the federal income tax consequences mentioned herein.

Requirements to Qualify as a Tax-Free Reorganization

The Plan is intended to be a plan of reorganization and liquidation within the meaning of Code Sections 361(a) and 368(a). The Reorganization will consist of the transfer of all assets of the Fund in exchange for newly issued Corbin Fund Interests; and the assumption by Corbin Fund of substantially all of the liabilities of the Fund and the distribution of the Corbin Fund Interests to the Members of the Fund in liquidation of the Fund. In addition to the statutory requirements, the transaction needs to satisfy the continuity of proprietary interest, continuity of business enterprise, and business purpose requirements, all of which should be satisfied in the contemplated Reorganization.

Even if a transaction would satisfy the general requirements for a tax-free reorganization, the Code provides that an otherwise qualifying reorganization involving an investment company will not qualify as a tax-free reorganization with respect to any such investment company (and its Members) unless the investment company meets certain diversification requirements that are met by an investment company that qualifies as a RIC.

Each of the Fund and the Corbin Fund is a RIC and it is anticipated that each of the Fund and the Corbin Fund will continue to be a RIC through the date of the Reorganization on December 31, 2015.

Federal Income Tax Consequence if the Transaction Qualifies as a Tax-Free Reorganization

If the Reorganization qualifies as a tax-free reorganization within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences of the Reorganization can be summarized as follows:

            •            No gain or loss will be recognized by the Fund or the Corbin Fund upon the Reorganization.

            •             No gain or loss will be recognized by a Member of the Fund who exchanges all of his or her Interests for Corbin Fund Interests pursuant to the Reorganization.

            •             The aggregate tax basis of Corbin Fund Interests received by a Member pursuant to the Reorganization will be the same as the aggregate tax basis of the Interests of the Fund surrendered in exchange therefor.

            •             The holding period of Corbin Fund Interests received by a Member pursuant to the Reorganization will include the holding period of the Interests surrendered in exchange therefor.

            •             Corbin Fund’s tax basis in the Fund assets received by Corbin Fund pursuant to the Reorganization will equal the tax basis of such assets in the hands of the Fund immediately prior to the Reorganization, and Corbin Fund’s holding period of such assets will include the period during which the assets were held by the Fund.

As of March 31, 2015, the Fund did not have a capital loss carryforward.  The Fund could, however, realize net capital losses in its current taxable year prior to the Reorganization.  Capital loss carryforwards are considered valuable tax attributes because they can reduce a fund’s future taxable income and thus reduce the taxable amount distributed to Members. The Reorganization would affect the use of such tax attributes in two respects. The first concerns the “sharing” of these tax attributes with the Members of Corbin Fund. If there is no Reorganization, these tax attributes would inure solely to the benefit of the Members. Once the Reorganization occurs, these tax attributes carry over (subject to the limitations described below) to Corbin Fund Members. That means that any resulting tax benefits inure to all Members of the combined Corbin Fund.

The second manner in which the Reorganization would affect the use of the capital loss carryforward and possibly net unrealized losses concerns certain limitations imposed under the Code with respect to the use of these losses. Generally, when ownership of a corporation with capital loss carryforwards changes for tax purposes in connection with a reorganization (as will be the case here), the Code imposes various limitations on the use of capital loss carryforwards following the change in ownership. The amount of such loss carryforwards that can be used each year to offset post-acquisition income would generally be determined by multiplying the “federal long-term tax-exempt rate” (the applicable rate as of August, 2015, was 2.82%) by the value of the outstanding shares of the Fund (possibly subject to adjustment for purposes of these rules) immediately prior to the Reorganization. Furthermore, capital losses may generally be carried forward for only eight years in the case of losses incurred by regulated investment companies in taxable years beginning prior to December 22, 2010. The carryforward of losses in taxable years beginning after that date is not limited in duration. Additionally, if either investment company has net unrecognized gains on the date of the Reorganization, Corbin Fund cannot use pre-Reorganization losses of the Fund to offset such gains. Also, if the Fund has net unrecognized gains on the date of the Reorganization (“built-in gains”), the Corbin Fund cannot use its own pre-Reorganization losses to offset such built-in gains if they are recognized during the five-year period beginning on the date of the Reorganization. The Corbin Fund can, however, use its pre-Reorganization losses to offset gains recognized on the disposition of assets received from the Fund in the Reorganization if such gains are not built-in gains.

Prior to the closing of the Reorganization, the Fund will, and Corbin Fund may, declare a distribution to their respective Members that, together with all previous distributions, will have the effect of distributing to Members and/or Corbin Fund Members all of its investment company taxable income (computed without regard to the deduction for dividends paid) and net capital gains, including those realized on disposition of portfolio securities in connection with the Reorganization (after reduction by any available capital loss carryforwards), if any, through the closing of the Reorganization. Such distributions will be taxable to Members and/or Corbin Fund Members.

A significant portion of the Fund’s portfolio consists of investments in interests in Investment Funds organized outside the United States that are treated as corporations for U.S. tax purposes and that are treated as PFICs for federal income tax purposes.  The Fund has elected to “mark to market” shares that it holds in PFICs at the end of each taxable year.  By making this election, the Fund recognizes as ordinary income any increase in the value of those PFIC shares as of the close of the taxable year over their adjusted basis and as ordinary loss any decrease in that value unless the loss is required to be deferred. Gains realized with respect to PFICs that the Fund has elected to mark to market will be ordinary income. Because the Fund’s taxable year will end on the date of the Reorganization, the Fund will on that date mark-to-market its investments in PFICs, recognizing ordinary income and losses with respect to such investments. Any resulting investment company taxable income will be distributed to the Members prior to giving effect to the Reorganization.

This description of the federal income tax consequences of the Reorganization is made without regard to the particular circumstances of any Member. Members are urged to consult their own tax advisors as to the specific consequences to them of the Reorganization, including the applicability and effect of state, local, non-U.S. and other tax laws.

Federal Income Tax Consequence if the Transaction Fails to Qualify as a Tax-Free Reorganization

If the Reorganization fails to qualify as a tax-free reorganization because the Fund or the Corbin Fund fails to qualify as a RIC or meet the asset diversification tests, the transaction will be taxable to the Fund and its Members.  The Reorganization might also fail to qualify as tax-free if the Fund does not transfer substantially all of its assets to the Corbin Fund, which could result if the Fund’s size is substantially diminished by large repurchases of Fund Interests pursuant to tender offers prior to the Reorganization.  If the Reorganization is taxable, the Fund will be deemed to have sold all of its assets to Corbin Fund in a taxable transaction, followed by a deemed liquidation of the Fund and a distribution of the sales proceeds (the Corbin Fund Interests) to the Fund’s Members. Based upon current market values, the Fund would recognize a net gain for federal income tax purposes on such deemed sale. The Members would recognize gain or loss on the liquidating distribution in an amount equal to the difference between the fair market value of the Corbin Fund Interests received in the Reorganization and such Member’s basis in its Interests. Corbin Fund’s basis in the assets of the combined Corbin Fund would include (i) its historic basis in the assets previously held by Corbin Fund and (ii) the fair market value of the Fund assets (assuming that the Reorganization failed to qualify as a tax-free reorganization) as of the date of the Reorganization.

Because a significant portion of the Fund’s assets are PFICs that will be marked to market as of the date of the Reorganization (as described above) even if the Reorganization is tax-free, the tax consequences to the Fund, the Members and the Corbin Fund will not differ significantly if the Reorganization fails to qualify as a tax-free.

Reporting Requirements

A Member who receives Corbin Fund Interests as a result of the Reorganization may be required to retain records pertaining to the Reorganization. Each Member who is required to file a federal income tax return and who is a “significant holder” that receives Corbin Fund Interests in the Reorganization will be required to file a statement with the holder’s federal income tax return setting forth, among other things, the holder’s basis in the Interests surrendered and the fair market value of the Corbin Fund Interests and cash, if any, received in the Reorganization. A “significant holder” is a holder of Fund shares who, immediately before the Reorganization, owned at least 5% of the outstanding Interests.

CERTAIN FEDERAL INCOME TAX MATTERS

The following discussion of U.S. federal income tax matters is based on the advice of the Fund’s counsel, K&L Gates LLP.

The discussion in this section is a general summary of certain U.S. federal income tax considerations applicable to the Corbin Fund and to an investment in Corbin Fund’s Interests. This summary does not purport to be a complete description of the U.S. federal income tax considerations applicable to such an investment. For example, the Fund has not included tax consequences that the Fund assumes to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including Corbin Fund’s Members subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, pension plans and trusts and financial institutions. This summary assumes that investors hold Interests as capital assets within the meaning of the Code. The discussion is based upon the Code, Treasury regulations and administrative and judicial interpretations, each as of the date of this Information Statement and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. The Fund has not sought and will not seek any ruling from the IRS regarding this offering. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if the Fund invested in tax-exempt securities or certain other investment assets.

The following is a summary of certain U.S. federal income tax considerations relevant to the acquisition, holding and disposition of Corbin Fund Interests by Corbin Fund Members that are United States persons (as defined in the Code). This summary is based upon existing U.S. federal income tax law, which is subject to change, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation which may be important to particular investors in light of their individual investment circumstances, including investors subject to special tax rules, such as U.S. financial institutions, insurance companies, broker-dealers, tax-exempt organizations, partnerships, Corbin Fund Members liable for the alternative minimum tax, persons holding Shares through partnerships or other pass-through entities, or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. This summary assumes that investors have acquired Interests pursuant to this offering and will hold their Interests as “capital assets” (generally, property held for investment) for U.S. federal income tax purposes.

Corbin Fund Members who are not citizens or residents of the United States generally will be subject to a 30% U.S. federal withholding tax, or U.S. federal withholding tax at such lower rate as prescribed by applicable treaty, on ordinary dividend distributions by the Corbin Fund.  Dividends that are effectively connected income with respect to a non-U.S. Corbin Fund Member may be subject to a different withholding tax that can be applied by such a Corbin Fund Member to any taxes it owes when it files its U.S. federal income tax return.  By contrast, if a non-U.S. Corbin Fund Member invested directly in the non-U.S. Investment Funds in which the Corbin Fund will invest, distributions that the non-U.S. investor received from such Investment Funds would generally not be subject to U.S. withholding tax.  Accordingly, the Corbin Fund will generally not be an appropriate investment for non-U.S. investors.  In addition to the particular matters set forth in this section, tax-exempt entities should review carefully those sections of this Information Statement regarding liquidity and other financial matters to ascertain whether the investment objective of the Corbin Fund is consistent with their overall investment plans.

Taxation of the Fund

The Corbin Fund intends to qualify as a regulated investment company (a “RIC”) under federal income tax law.  As such, the Corbin Fund generally will not be subject to U.S. federal income tax on its net investment income and net capital gains (that is, the excess of long-term capital gains over short-term capital losses) that it distributes to Corbin Fund Members.  To qualify for this treatment, the Corbin Fund must meet three numerical tests each year.

First, at least 90% of the annual gross income of a RIC must consist of dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or foreign currencies, or net income derived from interests in qualified publicly traded partnerships.  Income realized by the Corbin Fund as a result of electing mark-to-market tax treatment for its PFIC investments will constitute qualifying income for purposes of this 90% annual gross income requirement.  To the extent that the Corbin Fund invests in private Investment Funds treated as partnerships for U.S. tax purposes, however, the Fund’s ability to meet the 90% gross income requirement, as well as the asset diversification requirement described below, will depend upon the investments held by such Investment Funds and the nature of the income produced by such investments.  For purposes of meeting the 90% gross income requirement, the Fund also makes and/or holds certain investments through a U.S. corporate subsidiary. The net income of the U.S. corporate subsidiary is generally subject to federal income tax at a rate of 35%, in addition to potential state and local income and excise taxes.  The Fund may also make and/or hold certain investments through a non-U.S. subsidiary.

Second, at the close of each quarter of its taxable year, (a) at least 50% of the value of a RIC’s total assets must consist of (i) cash and cash items, U.S. government securities, the securities of other RICs and (ii) other securities, with such other securities limited, in respect to any one issuer, to an amount not greater than 5% of the value of the RIC’s total assets and not more than 10% of the outstanding voting securities of such issuer; and (b) not more than 25% of the value of the RIC’s total assets can be invested in the securities (other than U.S. government securities and the securities of other RICs) of (i) any one issuer, (ii) any two or more issuers that the RIC controls and that are determined to be engaged in the same or similar trades or businesses or related trades or businesses or (iii) any one or more qualified publicly traded partnerships.

Third, a RIC must distribute annually at least the sum of 90% of its investment company taxable income (net investment income and the excess of net short-term capital gain over net long-term capital loss) and 90% of its net tax-exempt income, if any.

In order to avoid incurring a nondeductible 4% federal excise tax obligation, a RIC must distribute (or be deemed to have distributed) by December 31 of each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income for such year, (ii) 98.2% of its capital gain net income (which is the excess of its realized capital gains over its realized capital losses), generally computed on the basis of the one-year period ending on October 31 of such year, after reduction by any available capital loss carryforwards and (iii) 100% of any ordinary income and capital gain net income from the prior year (as previously computed) that were not paid out during such year and on which the Fund paid no federal income tax. The Corbin Fund intends to make sufficient distributions or deemed distributions each year to avoid liability for this excise tax.  With respect to PFIC stock held by the Corbin Fund, if a mark-to-market election is in effect, the Corbin Fund must calculate this excise tax distribution based upon the October 31 values of such PFIC stock.  See “Investments in Passive Foreign Investment Companies” below.  The required distribution with respect to foreign currency gains treated as ordinary income under Section 988 is also based upon the twelve-month period ending October 31.  With respect to all other ordinary taxable income, the Corbin Fund must calculate the distribution with respect to excise tax based on the calendar year.

The Corbin Fund intends to comply with these requirements.  If the Corbin Fund were to fail to make sufficient distributions, it could be liable for corporate income tax and for excise tax in respect of the shortfall or, if the shortfall were large enough, be disqualified as a RIC.  If for any taxable year the Corbin Fund were to fail to qualify as a RIC, (i) all of its taxable income would be subject to tax at regular corporate rates without any deduction for distributions to Corbin Fund Members and (ii) Corbin Fund Members would recognize dividend income on distributions to the extent of the Corbin Fund’s current and accumulated earnings and profits (eligible to be treated as qualified dividend income taxable at reduced rates), and corporate Corbin Fund Members could be eligible for the dividends-received deduction.  In addition, in order to re-qualify as a RIC, the Corbin Fund may be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions.

Distributions to Members

The Corbin Fund contemplates declaring and distributing to Corbin Fund Members all or substantially all of its taxable income in the form of annual dividends.  In general, distributions will be taxable to Corbin Fund Members for federal, state and local income tax purposes to the extent of the Corbin Fund’s current and accumulated earnings and profits.  Such distributions are taxable whether they are received in cash or reinvested in Corbin Fund Interests.  The Corbin Fund expects that its distributions will generally be taxable to Corbin Fund Members at ordinary income rates, although any capital gain dividends paid by the Corbin Fund will be taxable to Corbin Fund Members as long-term capital gain.  Distributions by the Corbin Fund in excess of the Corbin Fund’s current and accumulated earnings and profits will be treated as a tax-free return of capital to the extent of (and in reduction of) each  Corbin Fund Member’s tax basis in its Interests and any such amount in excess of such basis will be treated as gain from the sale of Interests, as discussed below.

As described below under “Investments in Passive Foreign Investment Companies,” the Corbin Fund expects that gains, if any, from the foreign Investment Funds in which it invests will be treated as ordinary income for U.S. federal income tax purposes.  The Corbin Fund may realize long-term capital gains in connection with its investment in domestic Investment Funds, direct investments, mutual funds and exchange-traded funds, in which case a portion of its distributions to Corbin Fund Members may qualify for lower tax rates applicable to long-term capital gains.  Likewise, a portion of the Corbin Fund’s dividends paid to Corbin Fund Members that are corporations may be eligible for the “dividends received” deduction, but the Corbin Fund does not expect this portion to be significant.

Distributions of net capital gain, if any, designated as capital gains dividends will be taxable to a Corbin Fund Member as long-term capital gains, regardless of how long the Corbin Fund Member has held the Corbin Fund Interest. Distribution of the Corbin Fund’s net realized short-term gains will be taxable as ordinary income. Because of the Corbin Fund’s expected concentration of investments in PFICs, however, the Corbin Fund’s distributions generally will be taxable as ordinary income to the Corbin Fund Members. As described above, distributions to a Corbin Fund Member will be reinvested in the Corbin Fund under the DRP unless the Corbin Fund Member opts out of the DRP.

The Corbin Fund may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate rates on the amount retained. In such case, it may designate the retained amount as undistributed capital gains in a notice to Corbin Fund Members, who will be treated as if each received a distribution of his pro rata share of such gain, with the result that each Corbin Fund Member will (i) be required to report his pro rata share of such gain on his tax return as long-term capital gain, (ii) receive a refundable tax credit for his pro rata share of tax paid by the Corbin Fund on the gain and (iii) increase the tax basis for his Interests by an amount equal to the deemed distribution less the tax credit.

If, for any calendar year, the Corbin Fund’s total distributions exceed the Corbin Fund’s current and accumulated earnings and profits, the excess will be treated as a tax-free return of capital to each Corbin Fund Member (up to the amount of the Corbin Fund Member’s basis in his or her Interests) and thereafter as gain from the sale of such Interests (assuming the Interests are held as capital assets). The amount treated as a tax-free return of capital will reduce the Corbin Fund Member’s adjusted basis in his or her Interests, thereby increasing his or her potential gain or reducing his or her potential loss on the subsequent sale or other disposition of his or her Interests.

With respect to a tax-exempt organization investing in the Corbin Fund, if the Corbin Fund qualifies as a RIC, dividends and other distributions paid by the Corbin Fund will not constitute unrelated business taxable income (“UBTI”), provided such tax-exempt organization has not borrowed money in connection with its investment in the Fund.

Certain net investment income received by an individual having adjusted gross income in excess of $200,000 (or $250,000 for married individuals filing jointly) will be subject to a tax of 3.8 percent.  Undistributed net investment income of trusts and estates in excess of a specified amount also will be subject to this tax.  Dividends and capital gains distributed by the Corbin Fund, and gain realized on sale of Corbin Fund Interests, will constitute investment income of the type subject to this tax.

Dividends and distributions on the Corbin Fund’s Interests are generally subject to federal income tax as described herein, even though such dividends and distributions may economically represent a return of a particular Corbin Fund Member’s investment. Such distributions are likely to occur in respect of interests purchased at a time when a fund’s net asset value reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when the Corbin Fund’s net asset value also reflects unrealized losses. Certain distributions declared in October, November or December to Corbin Fund Members of record of such month and paid in the following January will be taxed to Corbin Fund Members as if received on December 31 of the year in which they were declared.  In addition, certain other distributions made after the close of a taxable year of the Corbin Fund may be “spilled back” and treated as paid by the Corbin Fund (except for purposes of the non-deductible 4% federal excise tax) during such taxable year, but in such case, the Corbin Fund Members will be treated as having received such dividends in the taxable year in which the distributions were actually made.

Corbin Fund Members who are not citizens or residents of the United States generally will be subject to a 30% U.S. federal withholding tax, or U.S. federal withholding tax at such lower rate as prescribed by applicable treaty, on distributions by the Corbin Fund.  Accordingly, the Corbin Fund may not be an appropriate investment for non-U.S. investors.  Each non-U.S. Corbin Fund Member must provide documentation to the Corbin Fund certifying the Corbin Fund Member’s non-United States status.  See additional information below under “Information Reporting and Backup Withholding.”

The Corbin Fund will inform the Corbin Fund Members of the source and status of each distribution made in a given calendar year after the close of such calendar year. The Corbin Fund may need to rely upon estimates of its income from Investment Funds in which it invests for purposes of providing Corbin Fund Members with such information about the tax status of the Corbin Fund’s distributions to Corbin Fund Members.

Gain from Repurchases and Transfers of Shares

The repurchase or transfer of the Corbin Fund’s Interests may result in a taxable gain or loss to the tendering Corbin Fund Member. Different tax consequences may apply for tendering and non-tendering Corbin Fund Members in connection with a repurchase offer. For example, if a Corbin Fund Member does not tender all of his or her Interests, such repurchase may not be treated as an exchange for U.S. federal income tax purposes and may result in deemed distributions to non-tendering Corbin Fund Members. On the other hand, Corbin Fund Members who tender all of their Interests (including Interests deemed owned by Corbin Fund Members under constructive ownership rules) will be treated as having sold their Interests and generally will realize a capital gain or loss. Such gain or loss will be measured by the difference between the Corbin Fund Member’s amount received and his or her adjusted tax basis of the Interests. For non-corporate Corbin Fund Members, gain or loss from the transfer or repurchase of Interests generally will be taxable at a U.S. federal income tax rate dependent upon the length of time the Interests were held. Interests held for a period of one year or less at the time of such repurchase or transfer will, for U.S. federal income tax purposes, generally result in short-term capital gains or losses, and those held for more than one year will generally result in long-term capital gains or losses.

The maximum tax rate applicable to capital gains recognized by individuals and other non-corporate taxpayers is (i) the same as the maximum ordinary income tax rate for gains recognized on the sale of capital assets held for one year or less, or (ii) for gains recognized on the sale of capital assets held for more than one year (as well as certain capital gain distributions), 20% for individuals in the 39.6% tax bracket, 15% for individuals in the 25% to 35% tax brackets, and 0% for individuals in the 10% to 15% tax brackets.

Any loss realized upon the sale or exchange of Interests with a holding period of six months or less will be treated as a long-term capital loss to the extent of any capital gain distributions received with respect to such Interests.  In addition, all or a portion of a loss realized on a sale or other disposition of Interests may be disallowed under “wash sale” rules to the extent the Corbin Fund Member acquires other Interests of the Corbin Fund (whether through the reinvestment of distributions or otherwise) within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition of the Interests.  Any disallowed loss will result in an adjustment to the Corbin Fund Member’s tax basis in some or all of the other Interests acquired.

Sales charges paid upon a purchase of Corbin Fund Interests cannot be taken into account for purposes of determining gain or loss on a sale of the Corbin Fund Interests before the 91st day after their purchase to the extent a sales charge is reduced or eliminated in a subsequent acquisition of Corbin Fund Interests (or of another fund), during the period beginning on the date of such sale and ending on January 31 of the calendar year following the calendar year in which such sale was made  pursuant to the reinvestment or exchange privilege.  Any disregarded amounts will result in an adjustment to the Corbin Fund Member’s tax basis in some or all of any other Corbin Fund Interests acquired.

Pursuant to Treasury Regulations directed at tax shelter activity, taxpayers are required to disclose to the Internal Revenue Service (“Service”) certain information on Form 8886 if they participate in a “reportable transaction.”  A transaction may be a “reportable transaction” based upon any of several indicia with respect to a Corbin Fund Member, including the recognition of a loss in excess of certain thresholds (for individuals, $2 million in one year or $4 million in any combination of years).  Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment in Corbin Fund Interests.

Investments in Passive Foreign Investment Companies

The Corbin Fund intends to acquire interests in Investment Funds organized outside the United States that are treated as corporations for U.S. tax purposes and that will generally be treated as PFICs for federal income tax purposes.

The Corbin Fund generally intends to elect to “mark to market” shares that it holds in PFICs at the end of each taxable year. By making this election, the Corbin Fund will recognize as ordinary income any increase in the value of those PFIC shares as of the close of the taxable year over their adjusted basis and as ordinary loss any decrease in that value unless the loss is required to be deferred. The Corbin Fund’s basis in PFIC shares will be increased by the amount of mark-to-market income recognized with respect to such shares and decreased by the amount of any deduction allowed for mark-to-market loss with respect to such shares.  Gains realized with respect to PFICs that the Corbin Fund has elected to mark to market will be ordinary income.  If the Corbin Fund realizes a loss with respect to such a PFIC, whether by virtue of selling all or part of the Corbin Fund’s interest in the PFIC or because of the “mark to market” adjustment described above, the loss will be ordinary to the extent of the excess of the sum of the mark-to-market gains over the mark-to-market losses previously recognized with respect to the PFIC.  To the extent that the Fund’s mark-to-market loss with respect to a PFIC exceeds that limitation, the loss will effectively be taken into account in offsetting future mark-to-market gains from the PFIC, and any remaining loss will generally be deferred until the PFIC shares are sold, at which point the loss will be treated as a capital loss.  Capital losses recognized by the Corbin Fund in a taxable year will generally be deductible only against capital gains recognized by the Corbin Fund in that year or one of the following eight taxable years, but the Corbin Fund does not expect to generate significant capital gains from its investments, which means that capital losses recognized by the Corbin Fund will generally not result in a reduction of taxable distributions to Corbin Fund Members.

By making the mark-to-market election, the Corbin Fund may be required to recognize income (which generally must be distributed to Corbin Fund Members) in excess of the distributions that it receives from PFICs.  Accordingly, the Corbin Fund may need to borrow money or to dispose of interests in Investment Funds in order to make the required distributions.

If the Corbin Fund does not make the “mark to market” election with respect to a PFIC, it may under certain circumstances elect to treat the PFIC as a qualified electing fund (a “QEF”), which would result in the Corbin Fund’s recognizing income and gain each year based on its allocable share of the income and gain recognized by the QEF.  The Corbin Fund does not generally anticipate that it will be able to make QEF elections with respect to the Investment Funds.  If neither a “mark to market” nor a QEF election is made with respect to an interest in a PFIC, the ownership of the PFIC interest may have significantly adverse tax consequences.  In such a case, the Corbin Fund would be subject to tax and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions and on gain from the disposition of the shares of a PFIC (collectively referred to as “excess distributions”), even if those excess distributions are paid by the Corbin Fund as a dividend to Corbin Fund Members, and such excess distributions must be taken into account for purposes of the RIC qualification and excise tax distribution requirements.

As described above, a RIC must distribute annually at least the sum of 90% of its investment company taxable income and 90% of its tax-exempt income.  For purposes of this distribution requirement, the mark-to-market income with respect to PFIC shares owned by the Corbin Fund will be determined annually as of the last day of the Corbin Fund’s tax year, which is October 31.   For purposes of determining the distributions the Corbin Fund must make in order to avoid the 4% federal excise tax described above, such PFIC shares will be marked to market as of October 31 each year.

The Corbin Fund will also invest in Investment Funds treated as partnerships for U.S. federal income tax purposes.  In such cases, the Corbin Fund will be treated as receiving its proportionate share of each item of gross income earned by the partnership and must look through to the character of such items of gross income earned by the partnership, both for purposes of the tax treatment of specific investments made by such partnerships and in applying the RIC qualifying income test.  Income derived by the Corbin Fund from an investment in a partnership is treated as qualifying income for RIC purposes only to the extent such income is attributable to items of partnership income that would be qualifying income if received directly by the Corbin Fund.  Although some hedge fund strategies (e.g., long-short equity funds) generate income that would be qualifying income for RIC purposes, other strategies (e.g., commodity funds, energy funds and real estate funds) produce income that would not be “good income” for RIC qualification purposes.  Similarly, the Corbin Fund would look through the partnership to the partnership’s underlying assets for purposes of analyzing the Corbin Fund’s asset diversification.  The Corbin Fund will monitor its investments in Investment Funds that are treated as partnerships in order to comply with Subchapter M requirements.  The Corbin Fund also makes and/or holds such investments through a U.S. corporate subsidiary. The net income of the U.S. corporate subsidiary is generally subject to federal income tax at a rate of 35%, in addition to potential state and local income and excise taxes.  The Corbin Fund may also make and/or hold such investments through a non-U.S. subsidiary.

Certain Withholding Taxes

The Investment Funds may be subject to taxes, including withholding taxes, attributable to investments of the Investment Funds.  U.S. Corbin Fund Members will not be entitled to a foreign tax credit with respect to any of those taxes.

Consequences of Failure to Satisfy RIC Requirements

If the Corbin Fund does not qualify as a RIC for any taxable year, the Corbin Fund’s taxable income will be subject to corporate income taxes, and all distributions from earnings and profits, including distributions of net capital gain (if any), will be taxable to Corbin Fund Members as ordinary income.  Such distributions will be eligible to be treated as qualified dividend income with respect to Corbin Fund Members who are individuals and will be eligible for the dividends received deduction in the case of Corbin Fund Members taxed as corporations, provided certain holding period requirements are met. In order to requalify for taxation as a RIC, the Corbin Fund may be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions.

State and Local Taxes

In addition to the U.S. federal income tax consequences summarized above, prospective investors should consider the potential state and local tax consequences of an investment in the Corbin Fund.  Corbin Fund Members are generally taxable in their state of residence on dividend and capital gain distributions they receive from the Corbin Fund. The Corbin Fund may become subject to taxes in states and localities if it is deemed to conduct business in those jurisdictions.

Information Reporting and Backup Withholding

After the end of each calendar year, Corbin Fund Members will be sent information regarding the amount and character of distributions received from the Corbin Fund during the year. The Corbin Fund may need to rely upon estimates of its income from Investment Fund partnerships in which it invests for purposes of providing Corbin Fund Members with such information about the tax status of the Corbin Fund’s distributions to Corbin Fund Members.

The Corbin Fund (or its administrative agent) is required to report to the IRS and furnish to Corbin Fund Members the cost basis information and holding period for Corbin Fund Interests purchased on or after January 1, 2012, and repurchased by the Corbin Fund on or after that date.  The Corbin Fund will permit Corbin Fund Members to elect from among several permitted cost basis methods.  In the absence of an election, the Corbin Fund will use average cost as its default cost basis method.  The cost basis method a Corbin Fund Member elects may not be changed with respect to a repurchase of Interests after the settlement date of the repurchase.  Corbin Fund Members should consult with their tax advisors to determine the best permitted cost basis method for their tax situation and to obtain more information about how the cost basis reporting rules apply to them.

Information returns generally will be filed with the IRS in connection with distributions with respect to the Interests unless Corbin Fund Members establish that they are exempt from the information reporting rules, for example by properly establishing that they are corporations. The Corbin Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends and other distributions paid to and proceeds of Interests sales, exchanges, or redemptions made by any individual Corbin Fund Member (including foreign individuals) who fails to furnish the Corbin Fund with a correct taxpayer identification number, who has under-reported dividends or interest income, or who fails to certify to the Corbin Fund that he or she is a United States person and is not subject to such withholding. The backup withholding tax rate is 28%. Distributions will not be subject to backup withholding to the extent they are subject to the withholding tax on foreign persons described in the next paragraph. Any tax withheld as a result of backup withholding does not constitute an additional tax imposed on the record owner of the account and may be claimed as a credit on the record owner’s federal income tax return.

A non-U.S. Corbin Fund Member generally will be subject to U.S. withholding tax at a 30% rate (or at a lower rate if a tax treaty applies) on dividends from the Corbin Fund (other than capital gain and certain other designated dividends, if any) that are not “effectively connected” with a United States trade or business carried on by such Corbin Fund Member.  To claim tax treaty benefits and/or to avoid back-up withholding as described in the preceding paragraph, a non-U.S. Corbin Fund Member will be required to provide the Corbin Fund with a properly completed IRS Form W-8BEN or other applicable W-8 Form.

Under recent legislation known as FATCA, beginning in 2014, a 30% U.S. withholding tax may apply to any U.S.-source “withholdable payments” made to a non-U.S. entity unless the non-U.S. entity enters into an agreement with either the IRS or a governmental authority in its own country, as applicable, to collect and provide substantial information regarding the entity’s owners, including “specified United States persons” and “United States owned foreign entities,” or otherwise demonstrates compliance with or exemption from FATCA.  The term “withholdable payment” includes any payment of interest (even if the interest is otherwise exempt from the withholding rules described above), dividends, and the gross proceeds of a disposition of stock (including a liquidating distribution from a corporation) or debt instruments, in each case with respect to any U.S. investment.  The withholding tax regime went into effect on July 1, 2014 with respect to U.S.-source income, and it is scheduled to begin in 2017 with respect to U.S.-source investment sale proceeds.  Non-U.S. investors should consult their own tax advisers regarding the impact of FATCA on their investment in the Fund.

 Other Taxes

The foregoing is a summary of some of the tax rules and considerations affecting Corbin Fund Members and the Corbin Fund’s operations, and does not purport to be a complete analysis of all relevant tax rules and considerations, nor does it purport to be a complete listing of all potential tax risks inherent in making an investment in the Corbin Fund. All investors are urged to consult with their own tax advisers regarding any proposed investment in the Corbin Fund. A Corbin Fund Member may be subject to other taxes, including but not limited to, state and local taxes, estate and inheritance taxes, and intangible taxes that may be imposed by various jurisdictions. The Corbin Fund also may be subject to state, local, and foreign taxes that could reduce cash distributions to Corbin Fund Members. It is the responsibility of each Corbin Fund Member to file all appropriate tax returns that may be required.

IX.    COSTS OF THE REORGANIZATION
The costs of the Reorganization will be borne by the respective Funds.

In addition to the different expenses explained within this information statement, Members will indirectly bear the cost associated with the Reorganization. All legal, advisory and administrative costs associated with the preparation and the execution of this Reorganization will be borne by the Funds.

Board Consideration

The Board weighed the additional costs associated with the Reorganization against the potential cost saved by the combined Corbin Fund.  After the Reorganization, the Corbin Fund will have a larger pool of assets and Members are expected to experience saving through an economy of scale.  In addition, Members are expected to experience a decrease in expenses, especially in regards to the Corbin Fund’s reduced management fee and Expense Limitation Agreement.  When balancing the cost of the Reorganization against the other cost saving measures, the Board believes the Reorganization is in the best interest of Members.

X.     INTERESTS OF CERTAIN PERSONS
MESIROW INSIGHT FUND

Compensation(1)

Name of Board Member	Aggregate Compensation from the Fund	Total Compensation from the Fund Complex
Adam Taback*	$0	$0
James Dean	$6,250	$25,000
James Dunn	$6,250	$25,000
Stephen Golding	$7,500	$30,000
James Hille	$6,250	$25,000
Jonathan Hook	$6,250	$25,000
Dennis Schmal	$6,250	$25,000

* Indicates an interested Manager.
(1)	Information provided in this table reflects payments to the Managers for the Fund’s fiscal year ending March 31, 2015.
No Manager or officer of the Fund currently owns any Interests of the Fund.  As of March 31, 2015, Mr. Taback owned over $100,000 in shares of a registered investment company overseen by Mr. Taback within the same family of investment companies as the Fund (the “Fund Complex”).  None of the other Managers or officers of the Fund currently own any Interests in any fund within the Fund Complex overseen by the Manager, although they, as well as principals and employees of the Subadviser, may do so in the future.

Persons who are not considered to be an ‘interested person’ as defined by the 1940 Act receive from the Fund Complex a retainer fee at the annual rate of $25,000.  Mr. Golding receives an aggregate fee from the Fund Complex of $5,000 annually for his service as Chairperson of the Audit Committee.  Independent Managers are reimbursed by the Fund for their travel and out-of-pocket expenses related to Board meetings. The Managers do not receive any pension or retirement benefits from the Fund Complex. The officers of the Fund do not receive any additional compensation from the Fund.

CORBIN FUND Compensation(1) Name of Board Member	Aggregate Compensation from the Fund	Total Compensation from the Fund Complex
Adam Taback*	$0	$0
James Dean	$6,250	$25,000
James Dunn	$6,250	$25,000
Stephen Golding	$7,500	$30,000
James Hille	$6,250	$25,000
Jonathan Hook	$6,250	$25,000
Dennis Schmal	$6,250	$25,000

* Indicates an Interested Manager.
(1)	Information provided in this table reflects payments to the Managers for the Corbin Fund’s fiscal year ending March 31, 2015.

No Manager or officer of the Corbin Fund currently owns any Interests of the Corbin Fund.  As of March 31, 2015, Mr. Taback owned over $100,000 in shares of a registered investment company overseen by Mr. Taback within the same Fund Complex.  None of the other Managers or officers of the Corbin Fund currently own any Interests in any fund within the Fund Complex overseen by a Corbin Fund Manger, although they, as well as principals and employees of the Corbin Subadviser, may do so in the future.

Persons who are not considered to be an ‘interested person’ as defined by the 1940 Act receive from the Fund Complex a retainer fee at the annual rate of $25,000.  Mr. Golding receives an aggregate fee from the Fund Complex of $5,000 annually for his service as Chairperson of the Audit Committee.  Independent Managers are reimbursed by the Corbin Fund for their travel and out-of-pocket expenses related to Board meetings. The Managers do not receive any pension or retirement benefits from the Fund Complex. The officers of the Corbin Fund do not receive any additional compensation from the Corbin Fund.

XI.     PRINCIPAL FUND HOLDERS
A reorganization must be approved by a “majority of the outstanding voting securities” (as defined in the 1940 Act and the rules thereunder).  Members will have the right to vote their Interests at the Member Meeting held on October 27, 2015.  Members are entitled to vote in proportion to their capital account balances as of the Record Date, which is September 4, 2015.  However, certain Members, holding Interests constituting, in the aggregate, approximately 87.66% of the Fund’s net asset value, have communicated to the Fund their intent to approve the Reorganization at the Member Meeting, meaning the outcome of any vote is predetermined.  Members of the Fund will automatically become members of the Corbin Fund.

As of the close of business on June 30, 2015, the estimated aggregate net asset value of all Members of each class of Interest of the Fund was:

Fund	Net Asset Value
GAI Mesirow Insight Fund -- Class A Interests	$4,515,978
GAI Mesirow Insight Fund -- Class I Interests	$71,251,321

XII.     SUMMARY OF THE FEES
The following table compares fees and expenses paid by Members of the Fund and the Corbin Fund.  It is intended to illustrate how the Reorganization will affect Members.

Member Transaction Expenses	Class A Interests Before Reorganization	Class A Interests After Reorganization	Class I Interests Before Reorganization	Class I Interests After Reorganization
Placement Fee (as a percentage of the capital contribution)(1)	2%	2%	None	None
Early withdrawal fee (as a percentage of repurchase proceeds)(2)	None	2%	None	2%
Annual Expenses(3)
Management Fees (4)	1.25%	1.10%	1.25%	1.10%
Distribution and Servicing (Rule 12b-1) Fee	0.75%	0.75%	0%	0%
Other Expenses	1.57%	0.76%	1.57%	0.76%
Acquired Fund (Investment Fund) Fees and Expenses	5.04%	5.23%	5.04%	5.23%
Total Annual Expenses	8.61%	7.84%	7.86%	7.09%
Expense Reimbursement (5)	-0.09%	0.00%	-0.09%	0.00%
Total Annual Expenses After Expense Reimbursement	8.52%	7.84%	7.77%	7.09%

(1) The placement agent and wholesaling agent for the Fund is Global Alternative Investment Services, Inc., an affiliate of WFII.  The Placement Agent may appoint other broker dealers as sub-placement agents.  The Placement Agent also acts primarily as a “wholesaler” and, as such, educates and provides additional services with respect to the Funds to other brokers and financial institutions that may not be the ultimate beneficial owners of such Interests.  The Placement Agent or other intermediaries that enter into agreements with the Placement Agent may charge an investor a fee for their services in conjunction with an investment in either Fund and/or maintenance of Member accounts.  Any such fee will be in addition to any fees charged or paid by either investment company and is not an expense.  Members should direct any questions regarding any such fees to the Placement Agent, to other of their affiliates, to broker-dealer or other intermediaries (“Intermediaries”).

The Corbin Fund in the future may engage additional placement agents.  Investments in Class A Interests or Corbin Fund Class A Interests of less than $500,000 are subject to a placement fee of 2.00%; investments in Class A Interests or Corbin Fund Class A Interests of $500,000 or more and less than $1,000,000 are subject to a placement fee of 1.00% and investments in Class A Interests or Corbin Fund Class A Interests of $1,000,000 or more are subject to a placement fee of 0.50% (in each case, the “Class A Interest Placement Fee”).

The Class A Interest Placement Fee may be subject to certain waivers. The amount of each additional investment in Class A Interests or Corbin Class A Interests by a Member or Corbin Fund Member, respectively, will be aggregated with the amount of the Member’s initial investment and any other additional investments by the Member or Corbin Fund Member (to the extent such investments have not been repurchased by the Fund) in determining the applicable Class A Interest Placement Fee at the time of such investment. Investments in Class A Interests or Corbin Fund Class A Interests by an investor’s spouse and investments for certain related accounts will also be included in the aggregation.  In addition, investments in Class A Interests and Corbin Fund Class A Interests held by the Member’s or Corbin Fund Member’s “Immediate Family Members” (as defined in the Fund’s subscription agreement) will be aggregated with the Member’s or Corbin Fund Member’s Class A Interests for purposes of determining the applicable Class A Interest Placement Fee.  The Member must indicate in the Subscription Agreement who such “Immediate Family Members” are and the amounts of their investments.  No placement fee will be charged on purchases of Class I Interests or Corbin Fund Class I Interests.

(2)  If the interval between the date of purchase of a Corbin Fund Interest and the valuation date with respect to the repurchase of such a Corbin Fund Interest is less than 180 calendar days then such repurchase will be subject to a 2.00% early withdrawal fee payable to the Corbin Fund. In determining whether the repurchase of a Corbin Fund Interest is subject to an early withdrawal fee, the Corbin Fund will repurchase the portion of Corbin Fund Interests held the longest first.  The Fund does not apply an early withdrawal fee.

(3)  Estimated as of June 30, 2015.

(4) Effective January 1, 2016, the Corbin Fund will pay WFII a management fee at a rate of 1.10% based on the average monthly net assets of the Corbin Fund.

(5)  Each Fund’s existing Expense Limitation Agreement expires on December 31, 2015. As discussed above, effective January 1, 2016, the Corbin Fund’s Expense Limitation Agreement will cap ordinary fund-wide operating expenses at 2.10% annually of annualized net assets and will expire on December 31, 2016.

Example

The Examples assume (i) a $1,000 investment in both the Fund and Corbin Fund for the time periods indicated, (ii) a 5% return each year and (iii) that the Fund’s and the Corbin Fund’s operating expenses remain the same.

Although actual costs may be higher or lower, based on these assumptions, a Member in either Fund would pay the following expenses if the Member subsequently tendered for repurchase its Interests in full at the end of those periods.

A Member would pay the following expenses on a $1,000 investment, assuming a 5% annual return throughout the periods	1 Year	3 Years	5 Years	10 Years
Class A Interests Before Reorganization	$ 103	$ 297	$ 512	$ 1,150
Class A Interests After Reorganization	$ 95	$ 273	$ 468	$ 1,049
Class I Interests Before Reorganization	$ 82	$ 259	$ 455	$ 1,038
Class I Interests After Reorganization	$ 74	$ 235	$ 411	$ 936

The Examples are based on the respective Fund’s estimated total annual expenses as of June 30, 2015.  The purpose of the Examples is to assist a Member understanding the various costs and expenses that a Member will bear directly or indirectly following the Reorganization.  The Examples are based on the fees and expenses set forth above including the Acquired Fund Fees and Expenses and, with respect to Class A Interests, the Class A Interest Placement Fee and the Investor Distribution and Servicing Fee, and should not be considered a representation of future expenses.  Actual expenses may be higher or lower than those shown.  The rate of return of the Fund or the Corbin Fund may be greater or less than the hypothetical 5.00% return used in the Examples.

GENERAL INFORMATION

Administrator.  The Bank of New York Mellon, through its wholly owned subsidiary, BNY Mellon Investment Servicing (U.S.) Inc. (“Administrator”) serves as the administrator for the Fund.  The principal business address of the Administrator is 400 Bellevue Parkway, 2nd Floor, Wilmington, DE 19809.

Placement Agent.  The placement agent and wholesaling agent for the Fund is Global Alternative Investment Services, Inc. (the “Placement Agent” or “GAIS”)(formerly known as Alternative Strategies Brokerage Services, Inc.).  The principal place of business of the Placement Agent is 401 South Tryon Street, Charlotte, NC 28202.

Annual and Semi-Annual Reports.  The Fund will furnish, without charge, a copy of the annual report and the most recent semi-annual report succeeding the annual report, to a Member upon request.  To request a report, please contact the Fund by calling (886) 440-7460 or writing to c/o Wells Fargo Investment Institute, Inc., 401 South Tryon Street, Charlotte, NC 28202.  You may also view or obtain these documents from the Securities and Exchange Commission (the “SEC”) (i) in person: at the SEC’s Public Reference Room in Washington, D.C., (ii) by phone: 1-800-SEC-0330, (iii) by mail: Public Reference Section, Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549 (duplicating fee required), (iv) by e-mail: publicinfo@sec.gov, or (v) by Internet: www.sec.gov.

By Order of the Board of Managers

/s/ Adam Taback
Name:	Adam Taback
Title:	President
Dated:	September 25, 2015